Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Conagra Brands, Inc.:

We consent to the incorporation by reference in the registration statement No. 333‑219411 on Form S-3 and registration statements Nos. 333-70476, 333-46962, 333-46960, 333-44426, 333-78063, 333-64633, 33-52330, 333-17549, 33-63061, 33-37293, 333-00997, 333-162180, 333-162137, 333-162136, and 333-199109 on Form S-8 of Conagra Brands, Inc. of our report dated July 20, 2018, with respect to the consolidated balance sheets of Conagra Brands, Inc. as of May 27, 2018 and May 28, 2017, and the related consolidated statements of operations, comprehensive income (loss), common stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended May 27, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of May 27, 2018, which report appears in the annual report on Form 10‑K of Conagra Brands, Inc. for the fiscal year ended May 27, 2018.

/s/ KPMG LLP

Omaha, Nebraska
July 20, 2018